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                                                                Exhibit 23.01


                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 33-76848 of Red Roof Inns, Inc. on Form S-3 of our reports dated February 16, 1998, appearing in the Annual Report on Form 10-K of Red Roof Inns, Inc. for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Columbus, Ohio
April 7, 1998